Exhibit 28(a)(1) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

ARTICLES OF INCORPORATION

OF

Cash Trust Series, Inc.

The undersigned, Charles H. Field, whose post office address is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, being at least eighteen years of age, does under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, hereby form a corporation.

FIRST:                      The name of the corporation is Cash Trust Series, Inc. ("Corporation").

SECOND:                      The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

THIRD:                      The post office address of the principal office and the office of the resident agent of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202.  The resident agent of the Corporation in the state of Maryland is THE CORPORATION TRUST INCORPORATED, which is a corporation organized and existing under the laws of the State of Maryland.

FOURTH:                      (a)           The Corporation is authorized to issue 50,000,000,000 shares of common stock, par value $0.001 per share.  The aggregate par value of all shares which the Corporation is authorized to issue is $50,000,000.  Subject to the following paragraph, the authorized shares are classified as separate series of shares, with 12,500,000,000 classified into each of the Government Cash Series, Municipal Cash Series, Prime Cash Series and Treasury Cash Series.

(b)           The Board of Directors is authorized to classify or to reclassify (i.e. into series and classes of series), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of each class or series of stock shall all be subject to the following:

(i)           The Board of Directors may redesignate a class or series of stock wither or not shares of such class or series are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class or series of stock.

(ii)           The assets attributable to each class or series may be invested in a common investment portfolio.  The assets and liabilities and the income and expenses of each class or series of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary among classes or series.  The income or gain and the expenses or liabilities of the Corporation shall be allocated to each class or series of stock as determined by or under the direction of the Board of Directors.

(iii)           Shares of each class or series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series.  Dividends or distributions shall be paid on shares of a class or series of stock only out of the assets belonging to that class or series.

(iv)           In the event of the liquidation or dissolution of the Corporation, the stockholders of a class or series of the Corporation's stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series.  The assets so distributable to the stockholders of a class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation.  In the event that there are any assets available for distribution that are not attributable to any particular class or series of stock, such assets shall be allocated to all classes and series in proportion to the net asset value of the respective classes or series.

(v)           All holders of shares of stock shall vote as a single class or series except with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the classes or series affected shall be entitled to vote.

(c)           The Corporation may issue fractional shares.  Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

FIFTH:                      (a)           The number of Directors of the Corporation shall initially be ten. The number may be changed by the By-Laws of the Corporation or by the Board of Directors pursuant to the By-Laws.

(b)           The name of each Director who shall act until the first annual meeting and until their successors are duly elected and qualify:

John F. Donahue                                                                Edward L. Flaherty, Jr.
J. Christopher Donahue                                                      Gregor F. Meyer
John T. Conroy, Jr.                                                      Wesley W. Posvar
William J. Copeland                                                                Marjorie P. Smuts
James E. Dowd
Lawrence D. Ellis, M.D.

SIXTH:                      (a)           To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the 1940 Act, to require the Corporation to redeem all or any part of its shares at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption charges as determined by the Board of Directors.  The Board of Directors may adopt requirements and procedures for redemption of shares.

Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any series or class pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange Commission.
(b)           The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any series or class for their then current net asset value per share if at such time the shareholder owns shares having an aggregate net asset value of less than $500 or such greater amount for such series or class set forth in the current registration statement of the Corporation filed with the Securities and Exchange Commission.

(c)           Each share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in subparagraph (a) of Article SIXTH of this Article of Incorporation at any time if the Board of Directors, in its sole discretion, determines that failure to so redeem may result in the Corporation being classified as a personal holding company as defined in the Internal Revenue Code.

SEVENTH:                      The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and shareholders:

(a)           No shareholder shall have any pre-emptive or preferential right of subscription to any shares of any series or class whether now or hereafter authorized.

(b)           The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to series or class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each series or class entitled to vote on the matter shall constitute a quorum.

(c)           In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (i) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (iii) is empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized, and (iv) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of the Corporation's stock.

(d)           Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of any or all series or classes of shares entitled to be cast to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number, or any lesser amount as permitted by law, of the votes entitled to be cast thereon.

(e)           The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding shares or any series or class.

(f)           The Board of Directors is expressly authorized to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine, for any series or class of the Corporation; to declare such dividends or distributions for any series or class of the Corporation by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions for any series or class of the Corporation on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of such series or class redeeming their entire ownership of shares.

(g)           Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class or series of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

EIGHTH:                      (a)           To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages.  This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(b)           The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law.  The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law.  The Board of Directors may by by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

(c)           No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(d)           References to the Maryland General Corporation Law in these Articles of Incorporation are to that law as from time to time amended.  No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge them to be my act on the 1st day of February, 1993.

/s/ Charles H. Field
CHARLES H. FIELD
Acting Assistant Secretary

CASH TRUST SERIES, INC.

ARTICLES OF AMENDMENT

Cash Trust Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:                      The Articles of Incorporation of the Corporation are hereby amended by striking out paragraph (a) of Article FOURTH of the Articles of Incorporation of the Corporation filed on February 2, 1993 and inserting in lieu thereof the following:

FOURTH:  (a)  The Corporation is authorized to issue 50,000,000,000 shares of common stock, par value $0.001 per share.  The aggregate par value of all shares which the Corporation is authorized to issue is $50,000,000.  Subject to the following paragraph, the authorized shares are classified as separate series of shares, with 12,500,000,000 classified into each of the Federated Government Cash Series, Federated Municipal Cash Series, Federated Prime Cash Series, and Federated Treasury Cash Series.

SECOND:                      The amendment to the Articles of Incorporation of the Corporation herein made consists only of a change in the name of series of the Corporation’s stock from Government Cash Series, Municipal Cash Series, Prime Cash Series and Treasury Cash Series, to Federated Government Cash Series, Federated Municipal Cash Series, Federated Prime Cash Series and Federated Treasury Cash Series, and does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the series of stock, and the said amendment was duly approved by vote of a majority of the entire board of directors of the Corporation at a meeting duly convened and held on May 14, 2010.  The said amendment is limited to a change expressly permitted by Section 2-605 of the Corporations and Associations Article of the Code of Maryland to be made without action by stockholders.

THIRD:                      This Amendment shall be effective June 30, 2010.

We, the undersigned President and Assistant Secretary, swear under penalties of perjury this 16th day of June, 2010 that the foregoing is a corporate act.

ATTEST: /s/ Leslie K. Ross Name: Leslie K. Ross Title: Assistant Secretary	CASH TRUST SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President